EXHIBIT 99.1

Amphenol	News Release
World Headquarters
358 Hall Avenue
P. O. Box 5030
Wallingford, CT 06492-7530
Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Executive Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

FOURTH QUARTER 2012 DIVIDEND PAYMENT

Wallingford, Connecticut, October 25, 2012. Amphenol Corporation (NYSE-APH) confirmed today that its Board of Directors approved the fourth quarter 2012 dividend on its Common Stock in the amount of $.105 per share at its meeting held on October 24, 2012.  The Company will pay this fourth quarter 2012 dividend on or about January 2, 2013 to shareholders of record as of December 12, 2012.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe, Asia and Africa and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Military, Commercial Aerospace, Automotive, Broadband Communications, Industrial, Telecommunications and Data Communications, Wireless Devices and Wireless Infrastructure.